UNITED STATES
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MORGAN STANLEY
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Morgan Stanley Governance and Compensation

Practices

April 2010

Morgan Stanley

Notice

The information provided herein may include certain non-GAAP financial measures.
The reconciliation of such measures to the comparable GAAP figures are included in the Company's Annual Reports on Form 10-K for the year ended December 31,
2009, which is available on www.morganstanley.com.

This presentation may contain forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management's current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of risks and uncertainties that may affect the future results of the
Company, please see the Company's Annual Report on Form 10-K for the year ended
December 31, 2009.

The statements in this presentation are current only as of their respective dates.

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Table of Contents

o    Section One: Overview

o    Section Two: Corporate Governance Highlights

o    Section Three: Recent Steps to Restructure Compensation

o    Section Four: Proposed Equity Plan Amendment

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Overview of Changes to Morgan Stanley Governance and Compensation Practices

o    Took further steps to strengthen corporate governance:

     -    Provided shareholders with a "Say on Pay" advisory vote in 2010.

     -    Gave shareholders who own at least 25% of common stock ability to call a special meeting of shareholders.

o    Fundamentally restructured employee pay over past two years:

     -    Increased portion of compensation paid in "at risk" equity; reduced portion paid in cash.

     -    Created "at risk" performance units for senior executives that only pay out if three-year goals are met.

     -    First major bank in U.S. to institute "clawback" that exceeded TARP requirements; strengthened again in 2009.

o    Need additional equity shares given:

     -    Only 16 million shares remaining in employee stock plan after asking shareholders last year to approve only enough shares for 2009 equity awards.

     -    40% increase in employee base from Morgan Stanley Smith Barney transaction. - Increased portion of compensation paid in equity, including performance units.

o    Shift to "at risk" equity awards consistent with regulatory requirements and guidance and shareholder interests.

o    Shares requested are intended to get the Firm through the next year.

                                                                               4

Corporate Governance Highlights

Morgan Stanley has significantly strengthened its corporate governance in recent years and is committed to maintaining best-in-class governance practices.

o    Compensation

     -    Provided shareholders with a "Say on Pay" advisory vote in 2010.

o    Charter Documents

     -    Shareholders who own at least 25% of common stock have the ability to call a special meeting of shareholders.

     -    Eliminated all supermajority vote requirements.

     -    All directors elected annually by majority vote standard.

     -    No poison pill.

o    Composition of Board

     -    Majority of independent directors.

     -    Board has financial services experience and diverse international background.

     -    Chairman and CEO positions held by separate individuals.

     -    Lead independent director appointed by other independent directors.

     -    Board policy favors committee rotation.

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Corporate Governance Highlights (continued)

o    Risk Governance

     -    Risk Committee of Board established January 2010.

     -    Seasoned industry veteran, Ken deRegt, hired as Chief Risk Officer in
          February 2008, and has added nearly 100 people to the risk function since that time.

     -    Chief Risk Officer reports to CEO and Risk Committee and regularly reviews risk matters with the Audit Committee, Risk Committee and
          Board.

     -    Chief Risk Officer reviews incentive compensation arrangements with
          Compensation, Management Development and Succession Committee to
          confirm they do not encourage excessive or unnecessary risk-taking.

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Fundamental Changes to Compensation Structure - Consistent with Regulatory
Requirements and Guidance

o    Substantially increased ratio of deferred comp.

     -    Average deferral for Operating Committee was approx. 75% in 2009 vs.
          42% in 2008.

     -    Average deferral for all Managing Directors was approx. 54% in 2009
          vs. 32% in 2008.

o    Significantly reduced the portion of year-end compensation paid in cash.

o    Senior executives' compensation includes new "at risk" performance units under equity plan.

     -    Performance units only deliver value if the Firm meets specific performance targets (i.e., ROE and shareholder return) after three years.

o    Strengthened "clawback" provisions.

     -    The Firm can clawback compensation if there has been a substantial loss on a trading position, investment, commitment or other holding;
          if there has been any loss where risk parameters have been exceeded;
          or if an employee violates compliance, ethics or risk management standards.

o    Considered risk matters in determining compensation.

     -    Based compensation in the Sales and Trading business even more closely on risk-adjusted measures.

     -    Confirmed that our Firm-wide compensation programs do not encourage excessive risk taking.

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Additional Steps Taken In Light of Current Environment

o    Chairman and former CEO John Mack received no bonus for 2009, given unique operating environment and government support for industry this past year.
     He also received no bonus for 2007 or 2008.

o    After receiving no bonus in 2008, CEO James Gorman received no cash bonus in 2009 and his entire bonus was paid in deferred compensation.

o    Firm-wide per capita compensation is at its lowest level in the past 7 years -- and down approx. 30% from fiscal 2007.

o    These steps were taken despite strong performance across many of our individual businesses in 2009 and an 85% rise in the stock price.

Per Capita Compensation

[GRAPHIC OMITTED]

2009 Stock Performance

[GRAPHIC OMITTED]

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2009 Compensation Ratio Distorted by Impact of DVA

o    The positive impact of Morgan Stanley's debt-related credit spreads (DVA)
     significantly affected the Firm's compensation-to-net revenue ratio in
     2009, as it reduced net revenue by $5.5 billion.*

o    James Gorman has publicly said that the Firm's compensation-to-net revenue ratio will not reach 2009 levels again.

*  2009 compensation and benefits of $14.4 billion divided by 2009 net revenues of $23.4 billion adjusted for $5.5 billion of DVA (from Morgan Stanley Annual
   Report on Form 10-K for the year ended December 31, 2009).

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Regulatory/Best Practices Requiring Greater Use of Equity

Morgan Stanley compensation programs are closely aligned with the principles set forth by key regulators, public officials and corporate governance experts -
particularly with the increased use of deferred compensation and "at risk"
equity awards.

President Barack Obama: "The more that pay comes in the form of stock that requires proven performance over a certain period of time... ultimately will make the performance of American businesses better." (BusinessWeek, 2/10/10)

Federal Reserve Guidelines: "The compensation arrangements for senior executives... are likely to be better balanced if a significant portion of the incentive compensation of these executives is paid in the form of equity-based instruments that vest over multiple years."

U.S. Treasury Secretary Tim Geithner: "You want compensation to come substantially in the form of equity in the firm that vests over time, that is at risk, that can be clawed back if returns don't materialize." (CNBC, 9/12/09)

U.S. "Pay Czar" Ken Feinberg: "Our preference is ... that performance be rewarded, in appropriate cases, in stock rather than cash, so that the individual's compensation is tied to the overall performance of the company."
(National Public Radio, 12/11/09)

Financial Stability Board - Principles for Sound Compensation Practices: "A
substantial proportion, such as more than 50 percent, of variable compensation should be awarded in shares or share-linked instruments... as long as these instruments create incentives aligned with long-term value creation and the time horizons of risk."

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Key Drivers of Proposed Equity Plan Amendment

Morgan Stanley needs 38 million additional shares in order to maintain an appropriate mix of equity and cash awards in 2010 because:

o    Morgan Stanley has increased the portion of compensation awarded in deferred equity, consistent with regulatory requirements and guidance - and consistent with the best interests of our shareholders.

o    Our Firm-wide headcount has grown approx. 40% due to the MSSB transaction, which added approximately 19,000 Smith Barney employees.

o    The Firm currently has 16 million shares available for stock unit grants, which is significantly less than in past years and not sufficient for 2010 compensation if we want to maintain an appropriate mix of "at risk" equity, deferred compensation and cash.

[GRAPHIC OMITTED]

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Importance of Equity in Compensation Programs

o    Equity awards are delivered in lieu of - not in addition to - cash as part of an employee's year-end compensation, and thus protect the long-term interests of shareholders.

     -    Equity awards foster an ownership culture and help to attract and retain top talent.

     -    Equity awards have strict vesting and cancellation provisions - with vesting generally taking place over a three year period - that encourage strong long-term performance.

     -    Operating Committee members must retain 75% of the common stock and equity awarded to them until they leave the Firm.

o    Without shareholder approval of additional shares, Morgan Stanley would be at a significant competitive disadvantage - and out of line with new regulatory requirements as well as the compensation best practices that regulators and others have advocated.

     -    Without equity, the Firm would be compelled to increase the cash-based portion of employee compensation - which is the exact opposite direction that regulators and others want firms to go.

     -    Without equity, the Firm's ability to retain employees also would be compromised - since employees would have less equity at risk and competitors would be able to "poach" key people.

     -    The Firm's lack of equity awards also would make it difficult to attract employees from companies that have their own equity programs in place.

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Impact on Overhang and Burn Rate

Overhang(1)

o    Morgan Stanley's overhang for 2009 was 21% based on average number of shares outstanding for the year. As of the Proxy Record Date, our overhang was 15.5%.

     -    This is the lowest overhang at Morgan Stanley in five years.

     -    The Firm's overhang is substantially lower than our most direct competitor.

o    Morgan Stanley's overhang would be approx. 18% if the equity plan amendment is approved.

     -    This is still well below the Firm's overhang in 2007 of 33.7%.

     -    The Firm's overhang would still be well below our most direct competitor.

     -    If outstanding convertible equity is considered, overhang would be approx. 14% as of the Proxy Record Date.

o    Morgan Stanley has historically managed overhang through a share repurchase program and would anticipate doing so in the future upon Board approval and review by our regulators.

Burn Rate(2)

o    Morgan Stanley's burn rate for 2009 was 3.3%.

     -    This is below the Firm's three-year average of 4.2%.

     -    It is also below the 2009 burn rate of three direct competitors.

(1)  2009 overhang is defined as outstanding employee equity grants and equity reserved for future grants divided by average shares outstanding for the fiscal year.

(2)  Burn rate is defined as the shares granted from plans divided by average shares outstanding for the fiscal year.

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